EX-28.d.2.e.i

EXHIBIT A

AMENDED SUBADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS

NATIONWIDE VARIABLE INSURANCE TRUST

AND BLACKROCK INVESTMENT MANAGEMENT, LLC

Effective May 1, 2007

Amended May 1, 2013*

Funds of the Trust	Advisory Fees
NVIT S&P 500 Index Fund

0.01% on Aggregate Subadviser Assets† up to $1 billion;

0.009% on Aggregate Subadviser Assets† of $1 billion and more but less than $2 billion; and

0.007% on Aggregate Subadviser Assets† of $2 billion and more.

NVIT Small Cap Index Fund

0.03% on Aggregate Subadviser Assets† up to $500 million;

0.025% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion; and

0.02% on Aggregate Subadviser Assets† of $1 billion and more.

NVIT Mid Cap Index Fund

0.02% on Aggregate Subadviser Assets† up to $500 million;

0.0175% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion; and

0.015% on Aggregate Subadviser Assets† of $1 billion and more.

NVIT International Index Fund

0.04% on Aggregate Subadviser Assets† up to $500 million;

0.035% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion; and

0.025% on Aggregate Subadviser Assets† of $1 billion and more.

NVIT Bond Index Fund

0.05% on Aggregate Subadviser Assets† up to $500 million;

0.02% on Aggregate Subadviser Assets† of $500 million and more but less than $1 billion;

0.01% on Aggregate Subadviser Assets† of $1 billion and more but less than $2 billion; and

0.005% on Aggregate Subadviser Assets† of $2 billion and more.

NVIT Managed Series Funds
NVIT Cardinal Managed Growth Fund NVIT Cardinal Managed Growth & Income Fund NVIT Investor Destinations Managed Growth Fund NVIT Investor Destinations Managed Growth & Income Fund

$500,000 on Aggregate Managed Fund Assets†† up to $2 billion;

0.01% on Aggregate Managed Fund Assets†† of $2 billion and more but less than $3 billion; and

0.005% on Aggregate Managed Fund Assets†† of $3 billion and more

*	As approved at the Board of Trustees Meeting held on March 14, 2013
†	Reference is hereby made to a Subadvisory Agreement between Nationwide Fund Advisors, Nationwide Mutual Funds and BlackRock Investment Management, LLC dated May 1, 2007, as amended June 16, 2010, and as further amended February 1, 2012 (the “NMF Subadvisory Agreement”).

For purposes of the NVIT S&P 500 Index Fund, the term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT S&P 500 Index Fund and the Subadviser Assets (as defined in the NMF Subadvisory Agreement) of the Nationwide S&P 500 Index Fund.

For purposes of the NVIT Small Cap Index Fund, the term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Small Cap Index Fund and the Subadviser Assets (as defined in the NMF Subadvisory Agreement) of the Nationwide Small Cap Index Fund.

For purposes of the NVIT Mid Cap Index Fund, the term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Mid Cap Index Fund and the Subadviser Assets (as defined in the NMF Subadvisory Agreement) of the Nationwide Mid Cap Market Index Fund

For purposes of the NVIT International Index Fund, the term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT International Index Fund and the Subadviser Assets (as defined in the NMF Subadvisory Agreement) of the Nationwide International Index Fund.

For purposes of the NVIT Bond Index Fund, the term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets of the NVIT Bond Index Fund and the Subadviser Assets (as defined in the NMF Subadvisory Agreement) of the Nationwide Bond Index Fund.

††	“Aggregate Managed Fund Assets” shall mean the aggregate amount resulting from the combination of the net assets of the NVIT Cardinal Managed Growth Fund, NVIT Cardinal Managed Growth & Income Fund, NVIT Investor Destinations Managed Growth Fund and NVIT Investor Destinations Managed Growth & Income Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

ADVISER NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

SUBADVISER BLACKROCK INVESTMENT MANAGEMENT, LLC

By:	/s/ Michael G. Saliba
Name:	Michael G. Saliba
Title:	Managing Director